Exhibit 4.2

SUNSTONE HOTEL PARTNERSHIP, LLC

Issuer,

SUNSTONE HOTEL INVESTORS, INC.,

Parent Guarantor,

CERTAIN SUBSIDIARIES OF SUNSTONE HOTEL INVESTORS, INC.,

Subsidiary Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 18, 2007

4.60% Exchangeable Senior Notes due 2027

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), is entered into as of June 18, 2007, by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company (the “Issuer”), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation (the “Parent Guarantor”), CERTAIN SUBSIDIARIES OF THE PARENT GUARANTOR SIGNATORIES HERETO (including subsidiaries of the Parent Guarantor subsequently becoming guarantors, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017.

THE PARTIES TO THIS FIRST SUPPLEMENTAL INDENTURE enter into this First Supplemental Indenture on the basis of the following facts, intentions and understandings:

A. The Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee have entered into that certain Indenture dated as of June 18, 2007 (the “Original Indenture”), relating to the Issuer’s unsecured debt securities to be authenticated and delivered under the Original Indenture;

B. Pursuant to Section 901 of the Original Indenture, the Issuer, the Guarantors and the Trustee may enter into supplemental indentures to establish the form or terms of a series of Securities issued pursuant to the Original Indenture;

C. Pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee desire to establish the terms of a series of Securities entitled the “4.60% Exchangeable Senior Notes due 2027” of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors shall be guarantors; and

D. The Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this First Supplemental Indenture to establish the terms of the Notes set forth herein and have done all things necessary to make this First Supplemental Indenture (together with the Original Indenture, the “Indenture”) a valid agreement of the parties hereto, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. (a) Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture or in the form of Note attached as Exhibit A hereto.

“Additional Interest” means additional interest provided in the Registration Rights Agreement and the additional interest provided in Section 2.26 hereof.

“Additional Interest Notice” has the meaning provided in Section 2.27 hereof.

“Additional Notes” has the meaning provided in Section 2.02 hereof.

“Additional Shares” has the meaning provided in Section 2.10 hereof.

“Applicable Consideration” has the meaning provided in Section 2.11 hereof.

“Applicable Exchange Measurement Period” means (i) for Notes that are exchanged on or after the 23rd scheduled Trading Day prior to the Maturity, the 20 consecutive Trading-Day period beginning on the third Trading Day following the 23rd scheduled Trading Day prior to the Maturity and (ii) in all other cases, the 20 consecutive Trading-Day period commencing on the third Trading Day following the exchange date.

“Applicable Exchange Rate” means, as of any Trading Day, the Exchange Rate in effect on that date, after giving effect to any adjustment provided under Sections 2.10 and 2.14 hereof.

“Average Price” means, with respect to an exchange of Notes, an amount equal to the average of the Closing Sale Prices of Sunstone Common Shares for each Trading Day in the Applicable Exchange Measurement Period. If the Notes have become exchangeable into securities or property other than Sunstone Common Shares, the “Average Price” means an amount equal to the average of the Closing Sale Prices of such securities for each Trading Day in the Applicable Exchange Measurement Period or, in the case of other property, the fair market value thereof as determined in good faith by the Board of Directors of the Parent Guarantor.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence at any time of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Sunstone Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Parent Guarantor or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor and its consolidated Subsidiaries (taken as whole)) or a series of related transactions or events pursuant to which all of the outstanding Sunstone Common Shares are exchanged for or converted into the right to receive cash, securities or other property and more than 10% of the aggregate value of the cash, securities or other property as of the consummation of such transaction or event or such related series of transactions or events are not, or upon issuance will not be, traded on a national securities exchange; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Parent Guarantor, the Issuer or any of their respective majority-owned Subsidiaries or any employee benefit plan of the Parent Guarantor, the Issuer or such Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 60% of the total voting power in the aggregate of all classes of shares of Capital Stock of the Parent Guarantor then outstanding entitled to vote generally in elections of directors; (3) during any period of 12 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 12-month period constituted the Board of Directors of the Parent Guarantor, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the Board of Directors of the Parent Guarantor who were either members of the Board of Directors of the Parent Guarantor at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor then in office; (4) the Parent Guarantor (or any successor thereto permitted herein) or a wholly-owned Subsidiary of the Parent Guarantor (or any successor thereto permitted herein) ceases to be a managing member of the Issuer; or (5) Sunstone Common Shares cease to be listed on a United States national or regional securities exchange for a 30 consecutive Trading-Day period. Notwithstanding the foregoing, a “Change of Control” will not be deemed to have occurred and the Issuer will not be required to deliver a notice incidental thereto if either: (x) the Closing Sale Price per Sunstone Common Share for any five Trading Days within (i) the period of 20 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control relating to an acquisition of Capital Stock, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change of Control, in the case of a Change of Control relating to a merger, consolidation or asset sale, lease or other transfer, equals or exceeds 105% of the Exchange Price applicable to the Notes in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change of Control” specified in this clause (x) shall not apply in the context of a Change of Control for purposes of Section 2.10 or Section 2.11(d); or (y) at least 90% of the consideration paid for Sunstone Common Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change of Control consists of shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests) traded on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become exchangeable or convertible into such shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests). For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change of Control Purchase Date” has the meaning provided in Section 2.09 hereof.

“Change of Control Purchase Notice” has the meaning provided in Section 2.09 hereof.

“Change of Control Purchase Price” has the meaning provided in Section 2.09 hereof.

“Charter of the Parent Guarantor” means the Articles of Amendment and Restatement of the Parent Guarantor, dated as of October 18, 2004, as the same may be amended, supplemented or otherwise modified from time to time.

“Closing Sale Price” means, with respect to the Sunstone Common Shares or other Capital Stock or similar equity interests or other publicly traded securities on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Sunstone Common Shares or such other Capital Stock or similar equity interests or other securities are listed or, if the Sunstone Common Shares or such other Capital Stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC Bureau Incorporated or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of such quotations, the Board of Directors of Parent Guarantor will determine the Closing Sale Price on such basis as it considers appropriate.

“Daily Exchange Value” means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, one-twentieth (1/20) of the product of (1) the Applicable Exchange Rate and (2) the Daily VWAP of the Sunstone Common Shares (or the consideration into which the Sunstone Common Shares have been converted in connection with certain corporate transactions) on such day.

“Daily Partial Cash Amount” has the meaning provided in Section 2.12 hereof.

“Daily VWAP” for the Sunstone Common Shares means, for each of the 20 consecutive Trading Days during the Applicable Exchange Measurement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page Sunstone<equity>AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Sunstone Common Share on such Trading Day as determined by the Board of Directors of the Parent Guarantor in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained for this purpose by the Parent Guarantor).

“Depositary” has the meaning provided in Section 2.03 hereof.

“Effective Date” has the meaning provided in Section 2.10 hereof.

“Ex-Dividend Date” means the first date upon which a sale of Sunstone Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Sunstone Common Shares to the buyer.

“Exchange Agent” means the office or agency designated by the Issuer where the Notes may be presented for exchange.

“Exchange Obligation” has the meaning provided in Section 2.12 hereof.

“Exchange Price” means, as of any date of determination, for $1,000 principal amount of Notes, the quotient of $1,000 divided by the Exchange Rate in effect as of such date, rounded to the nearest $0.01, with $0.005 rounded upward.

“Exchange Rate” means the number of Sunstone Common Shares by reference to which the Exchange Value shall be determined, which shall be initially 28.9855 Sunstone Common Shares for each $1,000 principal amount of Notes and as the same shall be adjusted from time to time in accordance with the provisions hereof and of the Notes.

“Exchange Value” means, for each $1,000 principal amount of Notes, the product of (a) the Applicable Exchange Rate, multiplied by (b) the Average Price.

“Expiration Time” has the meaning provided in Section 2.14 hereof.

“First Supplemental Indenture” has the meaning provided in the first paragraph of this First Supplemental Indenture.

“Guarantee” means the guarantee provided by each of the Guarantors in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 2.20 hereof.

“Initial Purchasers” means each of Bear, Stearns & Co. Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC.

“Indenture” has the meaning provided in the recitals of this First Supplemental Indenture.

“Interest Payment Date” has the meaning provided in Section 2.05 hereof.

“Issuer” has the meaning provided in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Notice” has the meaning provided in Section 2.09 hereof.

“Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for Sunstone Common Shares of any suspension or limitation imposed on trading (by reason of movements of price exceeding limits permitted by the stock exchange or otherwise) in Sunstone Common Shares or in any options, contracts or future contracts relating to Sunstone Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Notes” means the series of Securities designated in Section 2.01 hereof, which shall be substantially in the form attached as Exhibit A hereto.

“Optional Repurchase Date” has the meaning provided in Section 2.08 hereof.

“Optional Repurchase Notice” has the meaning provided in Section 2.08 hereof.

“Optional Repurchase Price” has the meaning provided in Section 2.08 hereof.

“Original Indenture” has the meaning provided in the recitals of this First Supplemental Indenture.

“Parent Guarantor” has the meaning provided in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Partial Cash Amount” has the meaning provided in Section 2.12 hereof.

“PORTALSM Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated June 12, 2007, among the Parent Guarantor, the Issuer, the Subsidiary Guarantors parties thereto and the Initial Purchasers.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 2.07 hereof, the date fixed for such redemption in accordance with the provisions of Section 2.07 hereof.

“Redemption Price” has the meaning provided in Section 2.07 hereof.

“Reference Dividend” has the meaning provided in Section 2.14(d), subject to adjustment as provided in Section 2.14(d) hereof.

“Registration Default” has the meaning provided in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 18, 2007, among the Parent Guarantor, the Issuer and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” has the meaning provided in Section 2.05 hereof.

“REIT” has the meaning provided in Section 2.07 hereof.

“Restricted Securities” and “Restricted Security” have the respective meanings provided in Section 2.24 hereof.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Price” has the meaning provided in Section 2.10 hereof.

“Spin-Off” has the meaning provided in Section 2.14(c) hereof.

“Sunstone Common Shares” means shares of common stock, par value $0.01 per share, of the Parent Guarantor.

“Trading Day” means a day during which (i) trading in securities generally occurs on the New York Stock Exchange or, if Sunstone Common Shares are not then listed on the New York

Stock Exchange, on the principal other national or regional securities exchange on which Sunstone Common Shares are then listed, or if Parent Guarantor is not then listed on a United States national or regional securities exchange, in the principal other market on which Parent Guarantor common stock is then traded, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for Sunstone Common Shares is available for such day. If Parent Guarantor common stock (or other security for which a closing sales price must be determined) is not so listed, “Trading Day” means “Business Day.”

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for a $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Issuer, which may include one or more of the Initial Purchasers or any successor to such entities. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $2,000,000 principal amount of Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Issuer, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 95% of the product of the Closing Sale Price of Sunstone Common Shares and the Exchange Rate on such determination date.

(b) References to “interest” in the Indenture shall be deemed to include Additional Interest, if any, payable in respect of the Notes, except to the extent otherwise provided or where the context otherwise requires.

ARTICLE TWO

TERMS

Section 2.01 Title. The Notes shall constitute a series of Securities designated as the “4.60% Exchangeable Senior Notes due 2027” of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors shall issue their respective Guarantee.

Section 2.02 Aggregate Principal Amount. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is initially limited in aggregate principal amount to $220,000,000 (or up to $250,000,000 if the Initial Purchasers’ overallotment option to purchase additional Notes described in the Purchase Agreement is exercised), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, or 1107 of the Original Indenture; provided that the Issuer may from time to time, without the consent of the Holders of the Notes, subject to compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Securities in the future (the “Additional Notes”) having the same terms and ranking equally and ratably with the Notes in all respects and with the same CUSIP number as the Notes, except for the difference in the issue price and interest accrued prior to the issue date of such Additional Notes, provided that such Additional Notes constitute part of the same issue as the Notes for U.S. Federal income tax purposes. Any Additional Notes shall be treated as a single series with the Notes under the Indenture and shall have the same terms as to voting, status, redemption, repurchase, exchange and otherwise as the Notes. For clarity, the limitations in this Section 2.02, including the limitation on the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture, shall not apply or be construed to apply to any series of Securities, other than the Notes, that may be authenticated and delivered under the Indenture.

Section 2.03 Registered Securities in Book-Entry Form. The Notes shall be issuable initially in the form of one or more Global Securities registered in the name of The Depository Trust Company’s nominee, and shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”). The Notes may be surrendered for registration of transfer and for exchange pursuant to Section 305 of the Original Indenture at the office or agency of the Issuer or the Parent Guarantor (including the Trustee) maintained for such purpose in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Issuer or the Parent Guarantor for such purpose.

Section 2.04 Stated Maturity of Principal. The Stated Maturity of the principal of the Notes shall be July 15, 2027.

Section 2.05 Interest. The Notes shall bear interest at the rate of 4.60% per annum from, and including, June 18, 2007 or from, and including, the most recent Interest Payment Date to which interest has been paid or provided for, as the case may be, and shall be payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on January 15, 2008, until the principal thereof is paid or duly made available for payment, to the Persons in whose names such Notes are registered at the close of business on the January 1 or July 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or commencing on and including June 18, 2007, if no interest has been paid) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Notwithstanding anything to the contrary contained herein, if the Issuer shall redeem the Notes in accordance with the provisions of Section 2.07 hereof, or if a Holder shall surrender a Note for repurchase by the Issuer in accordance with the provisions of Section 2.08 or 2.09 hereof, subject to the next succeeding sentence, accrued and unpaid interest (including Additional Interest, if any) shall be payable to the Holder that shall have surrendered such Note for redemption or repurchase, as the case may be. However, if the Redemption Date or Optional Repurchase Date or Change of Control Purchase Date, as the case may be, for a Note falls after the Regular Record Date and on or prior to the related Interest Payment Date, accrued and unpaid interest (including Additional Interest, if any) due on such Interest Payment Date shall be payable instead to the Person in whose name such Note is registered at the close of business on the related Regular Record Date.

Section 2.06 Place of Payment. The principal of and the interest on the Notes shall be payable at the office or agency of the Issuer or the Parent Guarantor (including the Trustee) maintained for such purpose in Minneapolis, Minnesota in the manner specified in the Original Indenture.

Section 2.07 Redemption. The Issuer shall not have the right to redeem any Notes prior to January 20, 2013, except to preserve the Parent Guarantor’s status as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. If, at any time, the Issuer determines it is necessary to redeem the Notes in order to preserve the Parent Guarantor’s status as a REIT for U.S. Federal income tax purposes, the Issuer may, upon not less than 30 nor more than 60 days’ prior written notice by mail to the Holders of the Notes, redeem the Notes in whole or in part, for cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date. In such case, the Issuer shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Directors of the Parent Guarantor has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Parent Guarantor’s status as a REIT for U.S. Federal income tax purposes.

The Issuer shall have the right to redeem the Notes, in whole or in part at any time or from time to time, on or after January 20, 2013 upon not less than 30 nor more than 60 days’ prior written notice by mail to the Holders of the Notes, at a redemption price (“Redemption Price”) for cash equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Redemption Date. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Notes not previously called for redemption. Notes and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Issuer promptly of the Notes or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Note for partial redemption and a Holder exchanges a portion of the same Note in accordance with the provisions of Section 2.11 hereof before termination of the exchange right with respect to the portion of the Note so selected, the exchanged portion of such Note shall be deemed to be from the portion selected for redemption. Notes that have been exchanged pursuant to Section 2.11 hereof during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

In the event of any redemption of the Notes in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note pursuant to Section 305 of the Original Indenture during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange pursuant to Section 305 of the Original Indenture of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

In addition to those matters set forth in Section 1104 of the Original Indenture, a notice of redemption sent to the Holders of Notes to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:

(a) the name and address of the Trustee, the Paying Agent and Exchange Agent;

(b) the then current Exchange Rate;

(c) that Notes called for redemption may be exchanged pursuant to Section 2.11 hereof at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

(d) that Holders who wish to exchange Notes pursuant to Section 305 of the Original Indenture must comply with the procedures relating thereto specified in Section 2.13 hereof.

Section 2.08 Repurchase Rights. A Holder of Notes shall have the right to require the Issuer to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of January 15, 2013, January 15, 2018 and January 15, 2023 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any,) to, but not including, the Optional Repurchase Date (such amount, the “Optional Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth below.

On or before the 10th Business Day prior to each Optional Repurchase Date, the Issuer shall provide a written notice by first-class mail to the Trustee, any Paying Agent and all Holders (and to beneficial owners as required by applicable law). The notice shall include a form of Optional Repurchase Notice to be completed by the Holder and shall state:

(a) the date by which the Optional Repurchase Notice must be delivered to the Paying Agent;

(b) the Optional Repurchase Date;

(c) the Optional Repurchase Price;

(d) the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(e) that Notes must be surrendered to the Paying Agent to collect payment of the Optional Repurchase Price and the procedures that Holders must follow to require the Issuer to repurchase their Notes;

(f) that the Optional Repurchase Price for any Note as to which an Optional Repurchase Notice has been duly given shall be paid within two Business Days after the later of the Optional Repurchase Date or the time at which such Notes are surrendered for repurchase;

(g) that, unless the Issuer defaults in making payment of the Optional Repurchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Optional Repurchase Date;

(h) that Notes in respect of which an Optional Repurchase Notice is provided by a Holder shall not be exchangeable in accordance with their terms and pursuant to Section 2.11 hereof even if otherwise exchangeable unless such Holder validly withdraws such Optional Repurchase Notice in accordance with the provisions of this Section 2.08; and

(i) the CUSIP number of the Notes.

The Issuer shall also disseminate a press release through PR Newswire, Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Issuer shall deem appropriate at such time. In addition, the Parent Guarantor shall post any such press release on its website or disseminate it through any other appropriate public medium.

A Holder may exercise its rights specified in this Section 2.08 by delivery of a written notice of repurchase (an “Optional Repurchase Notice”) to the Paying Agent during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date, stating:

(a) if such Notes are in certificated form, the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

(b) the portion of the principal amount of the Notes to be repurchased, in integral multiples of $1,000, provided that any remaining principal amount of Notes to be held by a Holder after such repurchase is in an authorized denomination; and

(c) that such Notes shall be repurchased by the Issuer pursuant to the applicable provisions hereof and the Notes.

The Paying Agent shall promptly notify the Issuer and the Parent Guarantor in writing of the receipt by it of any Optional Repurchase Notice.

Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form, together with all necessary endorsements, to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Repurchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the Paying Agent on or prior to the Optional Repurchase Date to receive payment of the Optional Repurchase Price on or within two Business Days after the Optional Repurchase Date. The Issuer shall pay the Optional Repurchase Price within two Business Days after the later of the Optional Repurchase Date or the time of such transfer or delivery of the Notes.

An Optional Repurchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the second Business Day prior to the Optional Repurchase Date specifying:

(a) the Holder’s name;

(b) the principal amount of Notes in respect of which the Optional Repurchase Notice is being withdrawn, which must be an integral multiple of $1,000;

(c) the principal amount of Notes, if any, that remains subject to the Optional Repurchase Notice, which must be an integral multiple of $1,000; and

(d) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

On or before 10:00 a.m. (New York City time) on the Optional Repurchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Optional Repurchase Price of the Notes to be purchased pursuant to this Section 2.08. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price of such Notes on the Optional Repurchase Date, then on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all rights of the Holder of such Notes shall terminate (other than the right to receive the Optional Repurchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

Notwithstanding the foregoing, no Notes may be purchased by the Issuer in accordance with the provisions of this Section 2.08 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Optional Repurchase Price).

To the extent legally required in connection with a repurchase of Notes under this Section 2.08, the Issuer shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and shall file a Schedule TO or any other schedule required under the Exchange Act.

The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Optional Repurchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Optional Repurchase Date for all purposes of the Original Indenture and, subject to compliance with applicable law, shall be fungible with all other Notes then Outstanding.

Section 2.09 Repurchase at Option of Holders upon a Change of Control. If a Change of Control occurs at any time prior to January 20, 2013, a Holder of Notes shall have the right to require the Issuer to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Change of Control Purchase Date (such amount, the “Change of Control Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth below. If a Change of Control occurs on or after January 20, 2013, Holders of Notes shall not have any right to require the Issuer to repurchase their Notes, except in accordance with Section 2.08.

Within 10 days after the occurrence of a Change of Control that occurs before January 20, 2013, the Issuer shall mail a written notice of Change of Control and of the repurchase right arising as a result of the Change of Control (the “Issuer Notice”) by first-class mail to the Trustee, any Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The Issuer Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

(a) the events causing a Change of Control and the date of such Change of Control;

(b) the date by which the Change of Control Purchase Notice must be delivered to the Paying Agent;

(c) the date on which the Issuer shall repurchase the Notes required to be purchased by the Issuer upon a Change of Control, which must be not less than 15 days nor more than 30 days after the date of the Issuer Notice (such date, the “Change of Control Purchase Date”);

(d) the Change of Control Purchase Price;

(e) the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(f) that Notes in respect of which a Change of Control Purchase Notice is provided by a Holder shall not be exchangeable pursuant to Section 2.11 hereof unless such Holder validly withdraws such Change of Control Purchase Notice in accordance with the provisions of this Section 2.09;

(g) that Notes must be surrendered to the Paying Agent to collect payment of the Change of Control Purchase Price and the procedures that Holders must follow to require the Issuer to repurchase their Notes;

(h) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given shall be paid within two Business Days after the later of the Change of Control Purchase Date or the time at which such Notes are surrendered for repurchase;

(i) that, unless the Issuer defaults in making payment of the Change of Control Purchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Change of Control Purchase Date; and

(j) the CUSIP number of the Notes.

The Issuer shall also disseminate a press release through PR Newswire, Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change of Control or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Issuer shall deem appropriate at such time. In addition, the Parent Guarantor shall post any such press release on its website or disseminate it through any other appropriate medium.

A Holder may exercise its rights specified in this Section 2.09 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Change of Control Purchase Notice”) to the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change of Control Purchase Date, stating:

(a) if such Notes are in certificated form, the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

(b) the portion of the principal amount of the Notes to be repurchased, in multiples of $1,000, provided that any remaining principal amount of Notes to be held by a Holder after such repurchase is in an authorized denomination; and

(c) that such Note shall be repurchased pursuant to the applicable provisions of the Original Indenture and of the Notes.

The Paying Agent shall promptly notify the Issuer and the Parent Guarantor in writing of the receipt by it of any Change of Control Purchase Notice.

Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor. Holders electing to require the Issuer to repurchase Notes must effect such transfer or delivery to the Paying Agent on or prior to the Change of Control Purchase Date to receive payment of the Change of Control Purchase Price on or within two Business Days after the Change of Control Purchase Date. The Issuer shall pay the Change of Control Purchase Price within two Business Days after the later of the Change of Control Purchase Date or the time of such transfer or delivery of the Notes.

A Change of Control Purchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Change of Control Purchase Date specifying:

(a) the Holder’s name;

(b) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal;

(c) the principal amount of Notes in respect of which the Change of Control Purchase Notice is being withdrawn, which must be an integral multiple of $1,000; and

(d) the principal amount of Notes, if any, that remains subject to the Change of Control Purchase Notice, which must be an integral multiple of $1,000.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

On or before 10:00 a.m. (New York City time) on the Change of Control Purchase Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or an Affiliate of the Issuer is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Change of Control Purchase Price of the Notes to be purchased pursuant to this Section 2.09. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change of Control Purchase Price of such Notes on the Change of Control Purchase Date, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue and all rights of the Holders of such Notes shall terminate (other than the right to receive the Change of Control Purchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

Notwithstanding the foregoing, no Notes may be repurchased by the Issuer in accordance with the provisions of this Section 2.09 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Change of Control Purchase Price).

To the extent legally required in connection with a repurchase of Notes following a Change of Control under this Section 2.09, the Issuer shall comply with the provisions of Rule 13e-4 and other applicable tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

The Issuer may arrange for a third party to purchase Notes for which the Issuer has received a valid Change of Control Purchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Change of Control Purchase Date for all purposes of the Indenture and, subject to compliance with applicable law, shall be fungible with all other Notes then Outstanding.

Section 2.10 Adjustment to Exchange Rate Upon Certain Change of Control Transactions. If a Change of Control occurs prior to January 20, 2013 as a result of a transaction or event described in clauses (1) or (2) of the definition of Change of Control and a Holder elects to exchange its Notes in connection with such Change of Control pursuant to Section 2.11(d), the Issuer shall increase the Applicable Exchange Rate for such Notes surrendered for exchange by a number of additional Sunstone Common Shares (such additional shares, the “Additional Shares”) as specified below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such a Change of Control if the notice of exchange of the Notes is received by the Exchange Agent at any time from and including the Effective Date (as defined below) of such Change of Control up to and including the 30th Business Day following the Effective Date of such Change of Control or, if applicable, the related Change of Control Repurchase Date.

The number of Additional Shares shall be determined by reference to the table below and is based on the date on which such Change of Control transaction becomes effective (the “Effective Date”) and the price (the “Share Price”) paid per Sunstone Common Share in such Change of Control transaction. If holders of Sunstone Common Shares receive only cash in a Change of Control transaction described in clause (1) of the definition of such term, the Share Price shall be the cash amount paid per Sunstone Common Share. In all other cases, the Share Price shall be the average of the Closing Sale Prices of Sunstone Common Shares on the 10 consecutive Trading Days immediately preceding but excluding the Effective Date.

The Share Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. In addition, the number of Additional Shares shall be subject to adjustment in the same manner as the Exchange Rate in accordance with the provisions of Section 2.14 hereof.

The following table sets forth the Share Price and number of Additional Shares to be received per $1,000 principal amount of Notes:

	Share Price
Effective Date	$27.93	$31.00	$34.50	$37.50	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00
June 18, 2007	6.8183	4.9580	3.5172	2.6672	2.1451	1.4375	1.0092	0.5650	0.3626	0.2552
January 15, 2008	6.8183	5.0026	3.5293	2.6647	2.1368	1.4275	1.0038	0.5719	0.3784	0.2759
January 15, 2009	6.8183	4.8660	3.3316	2.4460	1.9150	1.2212	0.8246	0.4456	0.2892	0.2105
January 15, 2010	6.8183	4.6947	3.0856	2.1789	1.6496	0.9864	0.6319	0.3239	0.2102	0.1556
January 15, 2011	6.8183	4.4445	2.7381	1.8149	1.3010	0.7035	0.4205	0.2111	0.1444	0.1118
January 15, 2012	6.8183	4.0114	2.1556	1.2426	0.7917	0.3592	0.2088	0.1267	0.0990	0.0809
January 15, 2013	6.8183	3.2726	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual Share Prices and Effective Dates may not be set forth in the table, in which case:

(a) if the Share Price is between two Share Price amounts in the table or the Effective Date is between two dates in the table, the Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares for the Share Price amounts in the table that are the next highest and lowest prices and the two dates in the table preceding and succeeding the Effective Date, as applicable, based on a 365-day year;

(b) if the Share Price is in excess of $80.00 per Sunstone Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes;

(c) if the Share Price is less than $27.93 per Sunstone Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes.

Notwithstanding the foregoing, in no event shall the total number of Sunstone Common Shares (including any Additional Shares) issuable upon an exchange of Notes exceed 35.8038 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 2.14 hereof. All calculations under this Section 2.10 shall be the responsibility of the Issuer.

Section 2.11 Exchange Rights.

Subject to the restrictions on ownership of Sunstone Common Shares as set forth in Section 2.15 hereof and to the conditions set forth herein, Holders may exchange their Notes for cash, Sunstone Common Shares or a combination of cash and Sunstone Common Shares, at the Issuer’s option, at the Applicable Exchange Rate prior to the close of business on the second Business Day immediately preceding the Stated Maturity of the Notes either (x) at any time on or after July 15, 2026 or (y) under any of the other circumstances set forth in this Section 2.11. Delivery of cash and Sunstone Common Shares, if any, will be deemed to satisfy Issuer’s obligation to pay the principal amount of the Notes, including any accrued and unpaid interest thereon. The Issuer will not deliver fractional shares of Sunstone Common Shares upon exchange of the Notes. Instead, the Issuer will pay the cash value of such fractional shares based on the Closing Sale Price of the Sunstone Common Shares on the last day of the Applicable Exchange Measurement Period as set forth in Section 2.12.

(a) Exchange Upon Satisfaction of Market Price Condition. A Holder may surrender any of its Notes for exchange during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter) if, and only if, the Closing Sale Price of Sunstone Common Shares for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter as determined by the Issuer is more than 130% of the Exchange Price per Sunstone Common Share in effect on the applicable Trading Day. The Board of Directors of the Parent Guarantor shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, during that 30 consecutive Trading-Day period.

(b) Exchange Upon Satisfaction of Trading Price Condition. A Holder may surrender any of its Notes for exchange during the five consecutive Trading-Day period following any five consecutive Trading Days in which the Trading Price per $1,000 principal amount of Notes (as determined following a reasonable request by a Holder of the Notes) was less than 95% of the product of the Closing Sale Price per share of Sunstone Common Shares multiplied by the Applicable Exchange Rate on such Trading Day (as determined following a reasonable request by a Holder of Notes).

The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Issuer shall have requested such determination, and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable written evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 95% of the product of the Closing Sale Price of Sunstone Common Shares and the Exchange Rate, whereupon the Issuer shall instruct the Trustee in writing to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the product of the Closing Sale Price of Sunstone Common Shares and the Exchange Rate.

(c) Exchange Upon Notice of Redemption. A Holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if the Notes are not otherwise exchangeable at such time. The right to exchange Notes called for redemption pursuant to this clause (c) shall expire after the close of business on the second Business Day prior to the Redemption Date unless the Issuer defaults in making the payment due upon redemption.

(d) Exchange Upon Specified Transactions. If the Parent Guarantor elects to:

(i) distribute to all holders of Sunstone Common Shares certain rights entitling them to purchase, for a period expiring within 45 days of the date of issuance of such rights, Sunstone Common Shares at less than the Closing Sale Price of Sunstone Common Shares on the Trading Day immediately preceding the declaration date of the distribution; or

(ii) distribute to all holders of Sunstone Common Shares, the Issuer’s assets, debt securities or rights to purchase securities of the Parent Guarantor or the Issuer, which distribution has a per share value exceeding 15% of the Closing Sale Price of Sunstone Common Shares on the Trading Day immediately preceding the declaration date of such distribution, the Issuer shall notify the Holders of the Notes in writing at least 20 Business Days prior to the Ex-Dividend Date for such distribution. Following the giving of such notice, Holders may surrender their Notes for exchange at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or an announcement that such distribution shall not take place; provided, however, that a Holder may not exercise this right to exchange if the Holder may participate, on an as-exchanged basis, in the distribution without an exchange of Notes.

In addition, if the Parent Guarantor or the Issuer is party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor and its consolidated Subsidiaries (taken as a whole) pursuant to which all of the outstanding Sunstone Common Shares would be exchanged for cash, securities or other property that is not otherwise a Change of Control, a Holder may surrender Notes for exchange at any time from and including the date that is 15 Business Days prior to the anticipated effective time of the transaction up to and including five Business Days after the actual date of such transaction. The Issuer shall notify Holders as promptly as practicable following the date the Issuer or the Parent Guarantor publicly announces such transaction (but in no event less than 15 Business Days prior to the anticipated effective time of such transaction).

If a Change of Control occurs as a result of a transaction described in clauses (1) or (2) of the definition of “Change of Control,” a Holder shall have the right to exchange its Notes at any time from and including the Effective Date of such transaction up to and including the 30th Business Day following the Effective Date of the transaction, provided that, if a Holder has already delivered an Optional Repurchase Notice or a Change of Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be. The Issuer shall notify Holders as promptly as practicable following the date that the Issuer or the Parent Guarantor publicly announces such Change of Control (but in no event later than five Business Days prior to the Effective Date of such Change of Control).

If the Issuer or the Parent Guarantor is a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor and its consolidated Subsidiaries (taken as a whole) pursuant to which all of the outstanding Sunstone Common Shares are exchanged for cash, securities or other property, then from and after the effective time of the transaction, any exchange of Notes, including the Exchange Value and net Sunstone Common Shares deliverable in connection with such exchange, shall be based on the kind and amount of cash, securities or other property (the “Applicable Consideration”) that the Holder would have received if such Holder had exchanged its Notes for Sunstone Common Shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Parent Guarantor and its consolidated Subsidiaries (taken as a whole) involves a transaction that causes Sunstone Common Shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, the Applicable Consideration shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Sunstone Common Shares that affirmatively make such an election. At the time of any transaction described in this paragraph, the Issuer or the Parent Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be exchangeable into the Applicable Consideration. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this First Supplemental Indenture.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

If a Change of Control occurs prior to January 20, 2013 as a result of a transaction described in clauses (1) or (2) of the definition thereof, the Issuer shall adjust the Exchange Rate for Notes tendered for exchange in connection with such a Change of Control transaction, as described in Section 2.10 hereof.

(e) Exchange Upon Delisting of Sunstone Common Shares. A Holder of Notes may surrender any of its Notes for exchange at any time beginning on the first Business Day after the Sunstone Common Shares cease to be listed on a U.S. national or regional securities exchange for a 30 consecutive Trading-Day period. The Issuer shall promptly notify the Trustee in writing upon the delisting of the Sunstone Common Shares.

(f) Partial Exchanges and Withdrawal of Purchase Notices. A Holder may exchange fewer than all of its Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of Notes held by such Holder after the exchange is in an authorized denomination. If a Holder has delivered an Optional Repurchase Notice or a Change of Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be.

Section 2.12 Exchange Settlement. Upon exchange of any Notes, subject to Section 2.11 and this Section 2.12, the Issuer shall settle each $1,000 principal amount of Notes being exchanged (the “Exchange Obligation”) by delivering, on the third Trading Day immediately following the last day of the Applicable Exchange Measurement Period, at the Issuer’s option, either (1) cash, (2) Sunstone Common Shares or (3) a combination of cash and Sunstone Common Shares for each $1,000 aggregate principal amount of Notes tendered for exchange in accordance with their terms, as follows:

(a) Cash Settlement

If the Issuer elects to satisfy the entire Exchange Obligation in cash, then the Issuer will deliver, for each day in the Applicable Exchange Measurement Period, cash in an amount equal to the Daily Exchange Value.

(b) Share Settlement

If the Issuer elects to satisfy the entire Exchange Obligation in Sunstone Common Shares, then the Issuer will deliver the required number of Sunstone Common Shares as soon as practicable following receipt of an exchange notice.

(c) Combined Settlement

If the Issuer elects to satisfy a portion of the Exchange Obligation in cash (expressed either as a dollar amount or as a percentage of the Daily Exchange Value, the “Partial Cash Amount”) and a portion in Sunstone Common Shares, then the Issuer will deliver, for each day in the Applicable Exchange Measurement Period, (a) such Partial Cash Amount divided by 20 or, if expressed as a percentage of the Exchange Obligation, such partial cash amount will be calculated as a percentage of the Daily Exchange Value (the “Daily Partial Cash Amount”), plus, (b) a number of shares equal to (A) the Daily Exchange Value minus such Daily Partial Cash Amount divided by (B) the Daily VWAP of the Sunstone Common Shares for such day.

The Issuer will initially elect the Partial Cash Amount to be the principal amount of the Notes and will deliver the amount of the aggregate Daily Exchange Value in excess of the principal amount of the Notes, if any, in Sunstone Common Shares; provided, however, that such election is revocable, and the Issuer may make any future election revocable or irrevocable at its discretion.

Section 2.13 Exchange Procedures. To exchange Notes, a Holder must satisfy the requirements set forth in this Section 2.13.

To exchange the Notes, a Holder must (a) (i) complete and manually sign the irrevocable exchange notice on the reverse of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (ii) surrender the Notes to the Exchange Agent and (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Parent Guarantor or the Trustee, with respect to Notes which are in certificated form, or, (b) if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary and, in the case of certificated Notes and Notes in book-entry form, pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

Notes in respect of which a Holder has delivered an Optional Repurchase Notice or Change of Control Purchase Notice may be exchanged only if such notice is withdrawn in accordance with the terms of Section 2.08 or 2.09, as the case may be.

In case any Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to, or upon the written order of, the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the portion of the surrendered Notes not surrendered for exchange. A Holder may exchange fewer than all of such Holder’s Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of the Notes is in an authorized denomination.

Upon surrender of a Note for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Upon exchange of a Note, a Holder shall not receive any cash payment representing accrued and unpaid interest on such Note (unless such exchange occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates). Instead, upon an exchange of Notes, the Issuer shall deliver to tendering Holders only the consideration specified in Section 2.12 hereof. Delivery of cash and Sunstone Common Shares, if any, upon an exchange of Notes shall be deemed to satisfy the Issuer’s obligation to pay interest with respect to Notes tendered for exchange, except as otherwise provided herein. Accordingly, upon an exchange of Notes, except as otherwise provided herein, any accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited. In no event shall the Exchange Rate be adjusted to account for accrued and unpaid interest on the Notes.

Holders of Notes at the close of business on a Regular Record Date for an interest payment shall receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the exchange of such Notes at any time after the close of business on the applicable Regular Record Date. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required to be made (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

Upon exchange of a Note, the Issuer, if it elects to deliver Sunstone Common Shares, shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Sunstone Common Shares upon the exchange, if any, unless any such tax is due because the Holder requests that the shares be issued or delivered to a person other than the Holder, in which case the Holder must pay any such tax due prior to the delivery of such Sunstone Common Shares. Certificates representing or evidencing Sunstone Common Shares shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

A Holder of Notes, as such, shall not be entitled to any rights of a holder of Sunstone Common Shares (including, without limitation, the right to vote or receive any dividends or other distributions on Sunstone Common Shares). Such Holder shall only acquire such rights upon the delivery by the Issuer, at its option, of Sunstone Common Shares in accordance with the provisions of Section 2.12 in connection with the exchange by a Holder of Notes.

If a Holder exchanges more than one Note at the same time, the number of Sunstone Common Shares, if any, issuable upon the exchange shall be based on the total principal amount of the Notes surrendered for exchange.

The Parent Guarantor shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Sunstone Common Shares a sufficient number of Sunstone Common Shares to permit the exchange of the Notes at the Applicable Exchange Rate, assuming an election by the Issuer to satisfy the entire Exchange Obligation by the delivery of Sunstone Common Shares. Any Sunstone Common Shares delivered upon an exchange of Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Parent Guarantor shall endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of Sunstone Common Shares, if any, upon an exchange of Notes and, prior to delivering any Sunstone Common Shares upon an exchange of the Notes, shall cause to have listed or quoted all such Sunstone Common Shares on each U.S. national securities exchange or over-the-counter or other domestic market on which the Sunstone Common Shares are then listed or quoted.

Except as set forth herein, no other payment or adjustment for interest shall be made upon exchange of Notes.

Section 2.14 Exchange Rate Adjustments. The Exchange Rate shall be adjusted from time to time as follows:

(a) If the Parent Guarantor issues Sunstone Common Shares as a dividend or distribution on Sunstone Common Shares to all holders of Sunstone Common Shares, or if the Parent Guarantor effects a share split or share combination of Sunstone Common Shares, the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x (OS(1)/OS(0))

where

ER(0) =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such split or contribution, as applicable;

ER(1) =	the new Exchange Rate on and after the Ex-Dividend Date for such dividend or distribution or the effective date of such split or contribution, as applicable;

OS(0) =	the number of Sunstone Common Shares outstanding on the Ex-Dividend Date for such dividend or distribution or the effective date of such split or contribution, as applicable; and

OS(1) =	the number of Sunstone Common Shares outstanding as if such dividend, distribution, split or combination occurred at that time.

Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the date fixed by the Board of Directors of the Parent Guarantor for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Parent Guarantor issues to all holders of Sunstone Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Sunstone Common Shares, or issues to all holders of Sunstone Common Shares securities convertible into or exchangeable for Sunstone Common Shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per Sunstone Common Share or a conversion price per Sunstone Common Share less than the Closing Sale Price of Sunstone Common Shares on the Business Day immediately preceding the first date of announcement by the Parent Guarantor of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x ((OS(0)+X)/(OS(0)+Y))

where

ER(0) =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such issuance

ER(1) =	the new Exchange Rate in effect on or after the Ex-Dividend Date for such issuance

OS(0) =	the total number of Sunstone Common Shares outstanding immediately prior to the Ex-Dividend Date for such issuance

X =	the total number of Sunstone Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y =	the number of Sunstone Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Price of Sunstone Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the first date of announcement by, or on behalf of, the Parent Guarantor of the issuance of such rights, warrants, options, other securities or convertible securities.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made. An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall become effective on the day immediately after the date fixed by the Board of Directors of the Parent Guarantor for the determination of holders of Sunstone Common Shares entitled to receive such issuance.

For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders of Sunstone Common Shares to subscribe for or purchase, or exercise a conversion right for, Sunstone Common Shares at less than the applicable Closing Sale Price of Sunstone Common Shares, and in determining the aggregate exercise or conversion price payable for such Sunstone Common Shares, there shall be taken into account any consideration received by the Parent Guarantor for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Parent Guarantor. If any right, warrant, option, other security or convertible security described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) If the Parent Guarantor distributes shares of its Capital Stock, evidences of indebtedness or other assets or property to all holders of Sunstone Common Shares, excluding:

(i) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above (which paragraphs (a) and (b), as the case may be, shall be the exclusive means of adjustment of the Exchange Rate with respect to the events described in such paragraphs (a) and (b), as applicable),

(ii) dividends or distributions paid exclusively in cash, and

(iii) Spin-Offs described below in this paragraph (c) (which paragraph (c) shall be the exclusive means of adjustment of the Exchange Rate with respect to Spin-Offs),

then the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x (SP(0)/(SP(0)-FMV))

where

ER(0) =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution

ER(1) =	the new Exchange Rate on and after the Ex-Dividend Date for such distribution

SP(0) =	the average of the Closing Sale Price per Sunstone Common Share for the 10 consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date for such distribution

FMV =	the fair market value (as determined in good faith by the Board of Directors of the Parent Guarantor) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Sunstone Common Share on the Ex-Dividend Date for such distribution.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed by the Board of Directors of the Parent Guarantor for the determination of holders of Sunstone Common Shares entitled to receive such distribution.

If the Parent Guarantor distributes to all holders of Sunstone Common Shares, Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent Guarantor (a “Spin-Off”), the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x ((FMV(0)+MP(0))/MP(0))

where

ER(0) =	the Exchange Rate in effect immediately prior to the Effective Date of the Spin-Off

ER(1) =	the new Exchange Rate in effect on and after the Effective Date of the Spin-Off

FMV(0)=	the value, based on the average of the Closing Sale Prices for the first 10 consecutive Trading Days after the effective date of the Spin-Off of the Capital Stock or similar equity interest distributed per share of Sunstone Common Shares to holders of Sunstone Common Shares

MP(0) =	the average of the Closing Sale Price per share of Sunstone Common Shares for the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall be effective on the 10th Trading Day after the effective date of the Spin-Off.

If any such dividend or distribution (including a Spin-Off) described in this paragraph (c) is declared but not paid or made, the Exchange Rate in effect on the Ex-Dividend Date with respect to such dividend or distribution shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Parent Guarantor declares any cash dividend or distribution during any of its quarterly fiscal periods (without regard to when paid) to all holders of Sunstone Common Shares in an aggregate amount that, together with other cash dividends or distributions made in respect of that quarterly fiscal period, on a per share basis, exceeds the Reference Dividend (as determined below) multiplied by the number of Sunstone Common Shares outstanding on the record date for such dividend or distribution, the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x (SP(0)/(SP(0)-C))

where

ER(0) =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution

ER(1) =	the new Exchange Rate in effect on or after the Ex-Dividend Date for such distribution

SP(0) =	the average of the Closing Sale Price per Sunstone Common Share for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution

C =	the amount in cash per Sunstone Common Share that the Parent Guarantor distributes to holders of Sunstone Common Shares in respect of such quarterly fiscal period in excess of the Reference Dividend.

The Reference Dividend will be:

•	$0.32 per Sunstone Common Share for the fiscal quarter ending June 30, 2007;

•	$0.32 per Sunstone Common Share for the fiscal quarter ending September 30, 2007; and

•	$0.3525 per Sunstone Common Share thereafter.

An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective on the date immediately after the date fixed for the determination of holders of Sunstone Common Shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the Exchange Rate in effect on such date shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if an adjustment to the Exchange Rate is required to be made as a result of a dividend or distribution that is not a quarterly dividend or distribution either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the Exchange Rate as a result of such dividend or distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to each adjustment to the Exchange Rate; provided that no adjustment shall be made to the Reference Dividend for any adjustment made to the Exchange Rate pursuant to this paragraph (d).

(e) If the Parent Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Sunstone Common Shares to the extent that the cash and value of any other consideration included in the payment per Sunstone Common Share exceeds the Closing Sale Price per Sunstone Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Exchange Rate shall be adjusted based on the following formula:

ER(1) =	ER(0) x ((AC + (SP(1) x OS(1)))/(SP(1) x OS(0)))

where

ER(0) =	the Exchange Rate in effect on the date such tender or exchange offer expires

ER(1) =	the new Exchange Rate on the day next succeeding the date such tender or exchange offer expires

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors of the Parent Guarantor) paid or payable per Sunstone Common Share purchased in such tender or exchange offer

OS(0) =	the number of Sunstone Common Shares outstanding immediately prior to the date such tender or exchange offer expires

OS(1) =	the number of Sunstone Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of Sunstone Common Shares pursuant to such tender or exchange offer)

SP(1) =	the average of the Closing Sale Price per Sunstone Common Share for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made.

Any adjustment to the Exchange Rate made pursuant to this paragraph (e) shall become effective on the date immediately following date on which the Expiration Time occurs. If the Parent Guarantor or one of its Subsidiaries is obligated to purchase Sunstone Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Exchange Rate in effect on the date immediately following the Expiration Time shall be readjusted to be the Exchange Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing, in the event of an adjustment to the Exchange Rate pursuant to paragraph (d) or (e) above, in no event shall the Exchange Rate exceed 35.8038 Sunstone Common Shares per $1,000 in principal amount of Notes, subject to adjustment pursuant to paragraphs (a), (b) and (c) above.

(g) If the Parent Guarantor has in effect a rights plan while any Notes remain Outstanding, Holders of Notes shall receive, upon an exchange of Notes in respect of which the Issuer has elected to deliver Sunstone Common Shares, in addition to such Sunstone Common Shares, rights under any shareholder rights agreement that the Parent Guarantor may then have in effect unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Sunstone Common Shares. If the rights provided for in the rights plan adopted by the Parent Guarantor have separated from the Sunstone Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of Sunstone Common Shares that the Issuer elects to deliver upon exchange of the Notes, the Exchange Rate shall be adjusted at the time of separation as if the Parent Guarantor had distributed to all holders of Sunstone Common Shares Capital Stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

In addition to the adjustments pursuant to paragraphs (a) through (g) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Sunstone Common Shares resulting from any dividend or distribution of Capital Stock (or rights to acquire Sunstone Common Shares) or from any event treated as such for income tax purposes.

The Issuer may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or the Parent Guarantor. If the Issuer makes such determination, it shall be conclusive and Issuer shall mail to Holders of the Notes a notice of the increased Exchange Rate and the period during which it shall be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

If, in connection with any adjustment to the Exchange Rate as set forth in this Section 2.14, a Holder shall be deemed for U.S. Federal tax purposes to have received a distribution or other income from the Issuer, the Issuer may set off any withholding tax it or the Parent Guarantor reasonably believes it is required to collect with respect to any such deemed distribution or payment against cash payments of interest in accordance with the provisions of Section 2.05 hereof or from cash and Sunstone Common Shares, if any, otherwise deliverable to a Holder upon an exchange of Notes in accordance with the provisions of Section 2.12 hereof or a redemption or repurchase of a Note in accordance with the provisions of Section 2.07, 2.08 or 2.09 hereof.

The Issuer shall not make any adjustment to the Exchange Rate if Holders of the Notes are permitted to participate, on an as-exchanged basis, in the transactions described above without exchanging their Notes.

Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the Applicable Exchange Rate shall not be adjusted for:

(i) the issuance of any Sunstone Common Shares pursuant to any public or private follow-on offering of such shares;

(ii) the issuance of any Sunstone Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Parent Guarantor and the investment of additional optional amounts in Sunstone Common Shares under any plan;

(iii) the issuance of any Sunstone Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Parent Guarantor or the Issuer;

(iv) the issuance of any Sunstone Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

(v) a change in the par value of Sunstone Common Shares;

(vi) accumulated and unpaid dividends or distributions with respect to Sunstone Common Shares;

(vii) as a result of a tender offer by the Parent Guarantor solely to holders of less than 100 Sunstone Common Shares; and

(viii) the issuance of membership interests by the Issuer for cash or property and the issuance of Sunstone Common Shares for cash or property or the payment of cash upon redemption thereof; provided that the acquisition of property upon issuance of the membership interests will not result in any anti-dilution adjustments pursuant to this Section 2.14.

No adjustment in the Exchange Price shall be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Price. If the adjustment is not made because the adjustment does not change the Exchange Price by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Notes are called for redemption, all adjustments not previously made shall be made on the 10th Business Day preceding the applicable Redemption Date.

Whenever the Exchange Rate is adjusted as herein provided, the Parent Guarantor or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Parent Guarantor or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and the Trustee shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes upon request within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

For purposes of this Section 2.14, the number of Sunstone Common Shares at any time outstanding shall not include shares held in the treasury of the Parent Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Sunstone Common Shares.

Notwithstanding anything in this Section 2.14 to the contrary, in no event shall the Exchange Rate be adjusted so that the Exchange Price would be less than $0.01.

Section 2.15 Ownership Limit; Withholding. Notwithstanding any other provision of the Notes or the instructions contained herein, no single Person may “beneficially own” or “constructively own” more than 9.8% (in number or value, whichever is more restrictive) of the aggregate outstanding Sunstone Common Shares or more than 9.8% in value of the aggregate outstanding shares of Capital Stock of the Parent Guarantor. The Board of Directors of the Parent Guarantor may waive or modify the ownership limits with respect to one or more Persons if the Board of Directors of the Parent Guarantor is satisfied that in excess of these restrictions would not result in the Parent Guarantor’s being “closely held” within the meaning of Section 856(h) of the Code or jeopardize the Parent Guarantor’s status as a REIT for U.S. Federal income tax purposes. Among other things, the Board of Directors of the Parent Guarantor may require that such Person provide a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure the Parent Guarantor’s status as a REIT in circumstances where the Board of Directors of the Parent Guarantor has received a request for exemption, and is unable to satisfy itself that the ownership limitations will not be violated. Notwithstanding any other provision of the Notes or the instructions contained herein, no Holder of Notes shall be entitled to exchange such Notes for Sunstone Common Shares to the extent that receipt of such shares would cause such Holder (together with such Holder’s affiliates) to exceed the ownership limit contained in the Charter of the Parent Guarantor as in effect from time to time. For purposes of this ownership limit, ownership of the Notes will be deemed to be ownership of Sunstone Common Shares.

At the Maturity of the principal of the Notes, whether at Stated Maturity or upon earlier redemption or repurchase of Notes or otherwise, and as otherwise required by law, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Section 2.16 Merger, Consolidation or Sale. Solely for purposes of the Notes, Section 801 and Section 803 of the Indenture are hereby modified and amended to include, in addition to clauses (1), (2) and (3), the following additional clause:

“(4) if as a result of such transaction the Notes become exchangeable or convertible into common stock or other securities issued by a third party, such third party shall assume or fully and unconditionally guarantee all obligations under the Notes and the Indenture.”

Section 2.17 Satisfaction and Discharge. The provisions of Sections 401, 402, 403 and 404 of the Original Indenture shall not be applicable to the Notes. This Indenture shall be discharged and shall cease to be of further effect as to all Notes when either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 306 of the Original Indenture) have been delivered to the Trustee for the Notes for cancellation or (ii) (A) all Notes have not theretofore been delivered to the Trustee for cancellation, after the Notes have become due and payable, whether on the date of the Stated Maturity of the principal amount of the Notes, any Redemption Date, Optional Repurchase Date or Change of Control Repurchase Date or upon exchange or otherwise, cash or Sunstone Common Shares in accordance with the terms hereof and the Issuer has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Notes are payable (except as otherwise specified pursuant to Section 301 of the Original Indenture for the Notes) and/or Sunstone Common Shares sufficient to pay and discharge the entire indebtedness on such Notes for principal and accrued and unpaid interest (including Additional Interest, if any), if any, and pay all other sums payable on, and securities deliverable in respect of, the Notes and under the Indenture in respect of such Notes; (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(7) or Section 501(8) of the Original Indenture shall have occurred and be continuing on the 90th day after such date (it being understood that this condition shall not be deemed satisfied until after such 90th day); (C) the

Issuer has paid, or caused to be paid, all sums payable by it under the Indenture in respect of the Notes; and (D) the Issuer has delivered irrevocable instructions to the Trustee for the Notes under the Indenture to apply the deposited money and the Sunstone Common Shares toward the payment of such Notes. In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for the Notes stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 2.18 Events of Default; Waiver of Past Defaults.

(a) Section 501 of the Original Indenture is modified and amended for purposes of the Notes to add the following Events of Default:

“default in the delivery when due of the Exchange Value on the terms set forth herein and in the Notes, upon exercise of a Holder’s exchange right in accordance with the terms hereof and of the Notes and the continuation of such default for 10 days;”

- and -

“failure of the Issuer to provide an Issuer Notice within 10 days after the occurrence of a Change of Control as provided in Section 2.09 of the First Supplemental Indenture, and such failure continues for 5 Business Days.”

(b) Section 513 of the Original Indenture is modified and amended for purposes of the Notes to add the following as clause (3):

“(3) in respect of the failure by the Issuer to exchange any Notes in accordance with the provisions of this Indenture.”

Section 2.19 Modification. Section 902 of the Original Indenture, as modified by this Section 2.19, shall apply solely to the Notes, and Section 902 of the Original Indenture, other than as modified by this Section 2.19, shall not apply to the Notes. As modified by this Section 2.19 with respect to the Notes, Section 902 of the Original Indenture is as follows:

“With the consent of the Holders of a majority in principal amount of all Outstanding Notes affected by such supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Issuer, the Parent Guarantor and the Trustee, the Issuer, when authorized by or pursuant to a Board Resolution, the Parent Guarantor (when authorized by or pursuant to a Parent Guarantor’s Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the Stated Maturity of the principal of, or any installment interest (including Additional Interest, if any) on, the Notes;

(b) reduce the principal amount of, the rate of interest (including Additional Interest, if any) on, or change the timing or reduce the amount payable on the redemption of, the Notes;

(c) make any change that impairs or adversely affects the rights of a Holder to exchange Notes in accordance herewith;

(d) change the Place of Payment, or the coin or currency, for payment of principal of, or interest (including Additional Interest, if any) on, the Notes;

(e) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Notes by the Issuer (or the time when such redemption, repayment or purchase may be made);

(f) impair the right to institute suit for the enforcement of any payment on or with respect to Notes or the delivery of the Exchange Value as required by the Indenture upon an exchange of Notes;

(g) release the Guarantee of any Guarantor (except as otherwise provided in the Indenture) or make any changes to such Guarantees in a manner adverse to the Holders;

(h) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to the Outstanding Notes (or compliance with specified provisions of the Indenture or specified defaults and consequences thereunder) or to reduce the quorum or voting requirements set forth in the Indenture; or

(i) modify any of the provisions of Section 902, Section 513 or Section 1012 of the Original Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of the Indenture which may not be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.”

It shall not be necessary for any Act of Holders under this Section 2.19 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 2.20 Full and Unconditional Guarantee by the Parent Guarantor and the Subsidiary Guarantors. The provisions of Article Fourteen of the Original Indenture shall be applicable to the Notes, with each of the Parent Guarantor and the Subsidiary Guarantors being guarantors of the Notes; provided, however, that the Guarantees contemplated by this Section 2.20 and Article Fourteen of the Original Indenture shall not extend to any obligation of the Issuer to delivery of any cash amount of the aggregate Daily Exchange Value in excess of the principal amount of the Notes and any accrued but unpaid interest thereon.

Section 2.21 Calculations in Respect of the Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and, absent manifest error, shall be final and binding on the Holders. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled conclusively to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon written request within 20 Business Days after the effective date of any adjustment.

The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Sunstone Common Shares, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange or conversion of any Notes; and the Trustee makes no representations with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to issue, transfer or deliver any Sunstone Common Shares or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or conversion or to comply with any of the duties, responsibilities or covenants of the Issuer or Parent Guarantor contained in this Article 2. Without limiting the generality of the foregoing, the Trustee shall not be under any responsibility to determine the correctness of any provisions relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by Holders of Notes upon the exchange or conversion of their Notes after any event referred to herein or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 2.22 Authorized Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples thereof and payments of principal and interest (including Additional Interest) on the Notes shall be made in U.S. dollars.

Section 2.23 Exchange Agent, Paying Agent and Securities Registrar. Wells Fargo Bank, National Association is hereby appointed as Exchange Agent, Paying Agent and the Security Registrar for the Notes. The Security Register for the Notes shall be maintained by the Security Registrar in Minneapolis, Minnesota. The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to the Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities with respect to the Notes.

Section 2.24 Restrictions on Transfer. (a) Every Note (and all Notes issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.24(a) to bear the legend set forth in this Section 2.24(a) (together with any Sunstone Common Shares issued upon exchange of such Notes, collectively, the “Restricted Securities,” and each such Note a “Restricted Security”) shall be subject to the restrictions on transfer set forth in this Section 2.24(a) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.24(a), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security that is a Note shall bear a legend in substantially the following form, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee.

Each share certificate representing Sunstone Common Shares issued upon conversion of Notes bearing a legend will bear a comparable legend in the following form until it is removed in conformity with applicable securities laws:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Securities Registrar in accordance with the provisions of this Section 2.24, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.24(a). If such Restricted Security surrendered for exchange is represented by a global Note bearing the legend set forth in this Section 2.24(a), the principal amount of the legended global Note shall be reduced by the appropriate principal amount and the principal amount of a global Note without the legend set forth in this Section 2.24(a) shall be increased by an equal principal amount. If a global Note without the legend set forth in this Section 2.24(a) is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended global Note to the Depositary.

(b) Any Restricted Securities, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), purchased or owned by the Issuer thereof may not be resold by the Issuer and shall be surrendered to the Trustee for cancellation. Upon expiration of the holding period applicable Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), the Notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation. Any Notes surrendered for cancellation may not be reissued or resold and shall be cancelled promptly by the Trustee.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.25 Rule 144A Information Requirement. If at any time within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Parent Guarantor or the Issuer is not subject to Section 13 or 15(d) under the Exchange Act, the Parent Guarantor or the Issuer, as the case may be, covenant and agree that it will make available to any Holder or beneficial holder of Notes or any Sunstone Common Shares issued upon exchange thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Sunstone Common Shares designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Notes or such Sunstone Common Shares, all to the extent required to enable such Holder or beneficial holder to sell its Notes or Sunstone Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A unless a resale shelf registration statement in respect of the Notes and the Sunstone Common Shares is available.

Section 2.26 Provision of Financial Information. (a) This Section 2.26 shall override and supersede in its entirety Section 704 of the Indenture.

(b) So long as the Notes are outstanding and whether or not required by the Commission, the Parent Guarantor will furnish to the Trustee within 15 days of the time periods specified in the Commission’s rules and regulations: (i) all annual and quarterly financial information that would be required to be contained in filings with the Commission on Forms 10-K and 10-Q if the Parent Guarantor were required to file those filings, including a related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the certified independent accountants of the Parent Guarantor; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Parent Guarantor and the Issuer were required to file such reports.

(c) If the Parent Guarantor is not subject to Sections 13 and 15(d) of the Exchange Act, the Parent Guarantor will (A) furnish to the Holders of the Notes, without cost to such Holders, a copy of the information and reports referred to in clause (b) above within 15 days of the time periods specified in the Commission’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective Holder of the Notes a copy of the information and reports referred to in clause (b).

The Parent Guarantor will be deemed to have satisfied the obligation to deliver the foregoing financial information if the information is filed on the Commission’s EDGAR system in the timeframes otherwise applicable for delivery to the Trustee, to Holders or prospective Holders, as the case may be.

Delivery of such reports, information and documents to the Trustee shall be for information purposes only and the Trustee’s receipt of such shall not, in the absence of gross negligence, bad faith or willful misconduct on its part, constitute constructive notice of any information contained therein or determinable from information contained therein, including each of the Issuer’s and Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described in this Section 2.26 and relating to compliance with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default (as further provided below) consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This Additional Interest will be in addition to any Additional Interest that may accrue as a result of a Registration Default as described in the Registration Rights Agreement and will be payable in the same manner as Additional Interest accruing as a result of a Registration Default; provided, however, that in no event shall Additional Interest for an Event of Default relating to the failure to comply with the reporting obligations described in this Section 2.26 and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act together with Additional Interest as a result of a Registration Default exceed an annual rate of 0.75% of the principal amount of the Notes. The Additional Interest payable as a result of an Event of Default relating to the failure to comply with the reporting obligations described in this Section 2.26 will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described in this Section 2.26 first occurs to but not including the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations described in this Section 2.26 shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the reporting obligations described in this Section 2.26 is cured or waived prior to such 365th day), such Additional Interest will cease to accrue. If the Event of Default relating to the failure to comply with the reporting obligations described in this Section 2.26 is continuing on or after such 365th day, the Notes will be subject to acceleration as provided above. This Section 2.26 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Notes under the Registration Rights Agreement (except, in each case, as set forth above with respect to the maximum amount of Additional Interest payable hereunder and Additional Interest payable under the Registration Rights Agreement).

Section 2.27 Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE THREE

FORM OF NOTES

Section 3.01 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTALSM Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01 Relation to Original Indenture. This First Supplemental Indenture supplements the Original Indenture, as amended and supplemented, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture, as amended and supplemented, and the Securities issued thereunder shall continue in full force and effect.

Section 4.02 Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the third and fourth recitals as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 4.03 Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 4.04 Counterparts. This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same First Supplemental Indenture.

Section 4.05 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.06 Account Opening Information.

(a) For accounts opened in the U.S.: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will request information that will allow it to identify relevant parties.

(b) For non-U.S. accounts: To help in the fight against the funding of terrorism and money laundering activities, the Trustee, along with all financial institutions, is required to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will request information that will allow it to identify relevant parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THE ISSUER

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:	Sunstone Hotel Investors, Inc.,
Its Managing Member

By:
Name:
Title:

THE PARENT GUARANTOR

SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

By:
Name:
Title:

THE SUBSIDIARY GUARANTORS

WB Sunstone-Lake Oswego, LLC

By:
Name:
Title:

WB Sunstone-Portland, LLC

By:
Name:
Title:

WB Sunstone-Riverside, LLC

By:
Name:
Title:

Sunstone Windy Hill, L.L.C.

By:
Name:
Title:

Sunstone Napa, L.L.C.

By:
Name:
Title:

Sunstone Jamboree, LLC

By:
Name:
Title:

Sunstone MacArthur, LLC

By:
Name:
Title:

Sunstone Hotels Rochester, L.L.C.

By:
Name:
Title:

THE TRUSTEE

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title:

Exhibit A

[FORM OF NOTE]

OID Legend

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

FOR EACH $1,000 PRINCIPAL AMOUNT, THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $983.50. FOR EACH $1,000 PRINCIPAL AMOUNT, THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $16.50. THE ISSUE DATE OF THIS DEBT INSTRUMENT IS JUNE 18, 2007. THE PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS 4.941% COMPOUNDED SEMI-ANNUALLY.

[Include only for Global Notes]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH SUNSTONE HOTEL INVESTORS, INC. OR SUNSTONE HOTEL PARTNERSHIP, LLC OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE SUNSTONE COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO SUNSTONE HOTEL INVESTORS, INC. OR SUNSTONE HOTEL PARTNERSHIP, LLC OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH RESALE OR TRANSFER; AND

(3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH SUNSTONE HOTEL INVESTORS, INC. OR SUNSTONE HOTEL PARTNERSHIP, LLC OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE SUNSTONE HOTEL PARTNERSHIP, LLC, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUNSTONE HOTEL INVESTORS, INC. OR SUNSTONE HOTEL PARTNERSHIP, LLC OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH SUNSTONE HOTEL INVESTORS, INC. OR SUNSTONE HOTEL PARTNERSHIP, LLC OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

NO.	PRINCIPAL AMOUNT
CUSIP NO. 86801F AA4	$220,000,000

SUNSTONE HOTEL PARTNERSHIP, LLC

4.60% Exchangeable Senior Note due 2027

Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Issuer,” which term shall include any successor under the Indenture defined on the reverse of this Note), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $220,000,000 on or prior to July 15, 2027 unless redeemed, repurchased or exchanged prior to such date in accordance with the terms hereof and of the Indenture (as defined on the reverse of this Note). The Parent Guarantor and the Subsidiary Guarantors (each as defined on the reverse hereof) have guaranteed the payment of principal of and interest on this Note.

This Note shall bear interest as specified on the reverse hereof. This Note is exchangeable for the consideration specified on the reverse hereof. This Note is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or the Guarantee of the Parent Guarantor or the Subsidiary Guarantors or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: June 18, 2007

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company, as Issuer

By:	Sunstone Hotel Investors, Inc.,
Its Sole Managing Member

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 18, 2007

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

SUNSTONE HOTEL PARTNERSHIP, LLC

4.60% Exchangeable Senior Note due 2027

This Note is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 18, 2007 (as amended and supplemented by the First Supplemental Indenture, dated as of June 18, 2007 (the “First Supplemental Indenture”), and as further amended or supplemented from time to time and together with the First Supplemental Indenture and any such amendments or supplements, the “Indenture”), duly executed and delivered by the Issuer to Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Notes is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Sunstone Hotel Investors, Inc., a Maryland corporation (the “Parent Guarantor”), the Subsidiaries of the Parent Guarantor that are guarantors of the Notes pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “4.60% Exchangeable Senior Notes due 2027” of the Issuer with respect to which the Parent Guarantor and the Subsidiary Guarantors have guaranteed the payment of principal of and interest on this Note, initially limited (except as permitted under the Indenture) in aggregate principal amount to $220,000,000. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. This Note is subject to all of the terms of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1. INTEREST. The Notes shall bear interest at the rate of 4.60% per annum from June 18, 2007 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on January 15, 2008, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including June 18, 2007, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. METHOD OF PAYMENT. Except as provided in the Indenture, the Issuer shall pay interest on the Notes to the Persons who are Holders of record of Notes at the close of business (whether or not a Business Day) on the January 1 and July 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Change of Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Issuer’s option or repurchase at the Holder’s option. The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture.

3. PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR. Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Minneapolis, Minnesota as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or the Parent Guarantor in respect of this Note or the Indenture may be served and where the Notes may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4. REDEMPTION BY THE ISSUER. The Issuer shall not have the right to redeem any Notes prior to January 20, 2013, except to preserve the status of the Parent Guarantor as a real estate investment trust. If the Issuer determines it is necessary to redeem the Notes in order to preserve the status of the Parent Guarantor as a real estate investment trust, the Issuer may redeem the Notes then Outstanding, in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date.

The Issuer shall have the right to redeem the Notes for cash, in whole or in part at any time or from time to time, on or after January 20, 2013 at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Redemption Date (the “Redemption Price”).

Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

5. OPTIONAL REPURCHASE RIGHTS; REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL.

(a) Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the right to require the Issuer to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of January 15, 2013, January 15,

2018 and January 15, 2023 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Optional Repurchase Date (such amount, the “Optional Repurchase Price”), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

(b) If a Change of Control occurs at any time prior to January 20, 2013, a Holder of Notes shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) on the date (the “Change of Control Purchase Date”) specified by the Issuer in the Issuer Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Issuer Notice) for cash equal to the 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Change of Control Purchase Date (the “Change of Control Purchase Price”).

(c) Holders have the right to withdraw any Optional Repurchase Notice or Change of Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

(d) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change of Control Purchase Price of such Notes on the Optional Repurchase Date or Change of Control Purchase Date, as the case may be, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change of Control Purchase Price upon delivery or transfer of the Notes).

6. EXCHANGE. The Notes shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 28.9855 Sunstone Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as specified in the Indenture. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

To exchange the Notes, a Holder must (a) (i) complete and manually sign the irrevocable exchange notice on the reverse of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (ii) surrender the Notes to the Exchange Agent and (iii) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Parent Guarantor or the Trustee, with respect to Notes which are in certificated form, or, (b) if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary and, in the case of certificated Notes and Notes in book-entry form, pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

If the Holder has delivered an Optional Repurchase Notice or a Change of Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Note pursuant to paragraph 5 hereof, then this Note (or portion hereof subject to such Optional Repurchase Notice or Change of Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7. RANKING. The Notes are unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Issuer from time to time outstanding.

8. GUARANTEES. This Note is fully and unconditionally guaranteed as to the due and punctual payment of principal of and interest on this Note and all other Obligations of the Issuer under the Indenture other than the delivery of any cash amount of the aggregate Daily Exchange Value in excess of the principal amount of the Notes and any accrued but unpaid interest thereon by the Parent Guarantor and the Subsidiary Guarantors, it being understood and agreed that such Guarantees are subject to the limitations set forth in the Indenture and that the Guarantees of Subsidiary Guarantors may be released in accordance with the terms of the Indenture.

9. DEFAULTED INTEREST. Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Note shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 307 of the Indenture.

10. DENOMINATIONS; TRANSFER; EXCHANGE. This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in Minneapolis, Minnesota, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Minneapolis, Minnesota, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11. PERSONS DEEMED OWNERS. The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Issuer, the Parent Guarantor or the Trustee nor any authorized agent of the Issuer, the Parent Guarantor or the Trustee shall be affected by any notice to the contrary, except as required by law.

12. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of June 18, 2007, among the Issuer, the Parent Guarantor and the Initial Purchasers named therein.

13. MODIFICATION AND AMENDMENT; WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Parent Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby, while other amendments or modifications may be made without the consent of the Holders. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of Notes, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14. DEFAULTS AND REMEDIES. Except as provided otherwise in the First Supplemental Indenture, if an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture; provided that if certain Events of Default relating to bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer, the Parent Guarantor or any Subsidiary Guarantor or any substantial part of their respective properties occurs and is continuing, the principal (or such portion thereof) of and accrued and unpaid interest on all of the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Events of Default in respect of the Notes are set forth in Section 501 of the Indenture, as amended by the First Supplemental Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

15. CONSOLIDATION, MERGER, AND SALE OF ASSETS. Except as otherwise provided in the Indenture, in the event of a consolidation or merger of the Issuer or a Guarantor or a sale, lease or conveyance of all or substantially all of the assets of the Issuer or a Guarantor as described in Article Eight of the Indenture the successor entity to the Issuer or such Guarantor, as the case may be, shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and may exercise the rights and powers of the Issuer or such Guarantor, as the case may be, under the Indenture, and thereafter, except in the case of a lease of all or substantially all of the properties or assets of the Issuer or such Guarantor, as the case may be, shall not be relieved of all obligations and covenants under the Indenture and the Notes and the Guarantees, as the case may be.

16. TRUSTEE AND AGENT DEALINGS WITH THE COMPANY. The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Parent Guarantor or their respective Affiliates and may otherwise deal with the Issuer, the Parent Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

17. CALCULATIONS IN RESPECT OF THE NOTES. Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled conclusively to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Notes upon written request.

18. IMMUNITY OF INCORPORATORS, LIMITED PARTNERS, SHAREHOLDERS, TRUSTEES, DIRECTORS AND OFFICERS

No recourse shall be had for the payment of the principal of, or the interest, if any, on any Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor entity to any of them, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Notes are solely obligations of the Issuer and the Guarantees are solely the obligations of the Parent Guarantor and the Subsidiary Guarantors and that no personal liability whatever shall attach to, or is incurred by, any incorporator, limited partner, shareholder, trustee, director, officer or employee, past, present or future, of the Issuer, the Parent Guarantor, any Subsidiary

Guarantor or of any successor entity to any of them, either directly or indirectly through the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any successor corporation to any of them, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or any of the Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes and the Guarantees.

19. GOVERNING LAW. The Indenture, this Note and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT

FOR VALUE RECEIVED, the

undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF

ASSIGNEE

(Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc. or any of their respective subsidiaries; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.	NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

To exchange this Note as provided in the Indenture, check the box: ☐

To exchange only part of this Note, state the principal amount to be exchanged (the principal amount of (i) the part of this Note to be exchanged; and (ii) the part of this Note to be outstanding after such exchange each must be $1,000 or an integral multiple of $1,000): $            .

If, in the event the Issuer delivers Sunstone Common Shares and you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

(Insert DTC Participant no.)

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Note)

(1) Signature guaranteed by:

By:

(1) Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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